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                                                                    EXHIBIT 5.1

________________________________________________________________________________

                                                                          APACHE
                                                                     CORPORATION
2000 POST OAK BOULEVAR/SUITE 100/HOUSTON, TEXAS 77056-440
________________________________________________________________________________
ZURAB S. KOBIASHVILI                                              (713) 296-6000
Vice President and General Counsel (713/296-6204)             Fax (713) 296-6458


April 12, 1994

Apache Corporation
2000 Post Oak Boulevard
Suite 100
Houston, Texas  77056-4400

Gentlemen:

I am rendering this opinion in my capacity as a Vice President and the General Counsel of Apache Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed on or about this date by the Company under the Securities Act of 1933, as amended, and relating to 240,000 shares of the Company's common stock, $1.25 par value (the "Common Stock"), to be offered by The Ucross Foundation.

In connection therewith, I have reviewed and am familiar with the various proceedings taken by the Company to authorize the contribution of a total of 240,000 shares of Common Stock to The Ucross Foundation, from shares of Common Stock previously issued and subsequently repurchased by the Company and held in treasury. I have also examined the Registration Statement registering the shares of Common Stock proposed to be offered by The Ucross Foundation and such other documents and instruments as appropriate for the expression of the opinion contained herein. I have made no investigation into the proceedings taken by The Ucross Foundation, the selling stockholder, in connection with its authorization of the resale of the shares to be registered and, therefore, limit the scope of my opinion to the effect of corporate actions taken by the Company.

On the basis of the foregoing and having regard for such legal and other considerations I have deemed relevant, it is my opinion that the shares of Common Stock to be registered pursuant to the Registration Statement are legally issued, fully paid and non- assessable.

I express no opinion as the laws of any jurisdiction other than the State of Texas and the General Corporation Law of the State of Delaware.

I consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference in the Prospectus included as part of the Registration Statement to my having issued the opinion expressed herein.

Very truly yours,

/s/ ZURAB S. KOBIASHVILI